BYLAWS

OF

RARE Hospitality International, Inc. (A Georgia Corporation)

ARTICLE I. OFFICE.

Thc principal office of the corporation (hereinafter, the “Corporation”) in the State of Georgia is at 8215 Roswell Rd., Bldg. 600, Atlanta, GA 30350, County of Fulton.

ARTICLE II. SHAREHOLDERS’ MEETINGS.

Section 1. Annual Meetings.

(a)	The annual meeting of the shareholders of the Corporation shall be held at the principal office of the Corporation in the State of Georgia or at any other place within or without the State of Georgia, and at such time and date as may be determined by the Board of Directors and as may be designated in the notice of that meeting. The business to be transacted at the meeting shall be the election of directors and such other business as may be properly brought before the meeting.

(b)	If the election of directors shall not be held on the day herein designated for any annual meeting, or at any adjournment of that meeting, the Board of Directors shall call a special meeting of the shareholders as soon as possible thereafter. At this meeting the election of directors shall take place, and the election and any other business transacted shall have the same force and effect as at an annual meeting duly called and held.

(c)	No change in the time or place for a meeting for the election of directors shall be made within 20 days preceding the day on which the election is to be held. Written notice of any change shall be given to each shareholder at least 20 days before the election is held, either in person or by letter mailed to the shareholder at the address last shown on the books of the Corporation.

(d)	In the event the annual meeting is not held pursuant to Article II, Section 1(a) above, and the Board of Directors does not call a special meeting as prescribed in Article II, Section l(b) above within three months after the date prescribed for the annual meeting, or if no such date is prescribed, within three months after the day and month in the current year that corresponds to the day and month on which the annual meeting was held in the previous year, then any shareholder may call that meeting, and at that meeting the shareholders may elect the directors and transact other business with the same force and effect as at an annual meeting duly called and held.

Section 2. Special Meetings.

Special meetings of the shareholders may be called by the Board of Directors or by the holders of at least twenty five percent (25%) of the stock entitled to vote at that meeting. At any time, upon the written request of any person or persons entitled to call a special meeting, it shall be the duty of the Secretary to send out notices of the meeting, to be held within or without the State of Georgia and at such time, but not less than 10 days nor more than 60 days after receipt of the request, as may be fixed by the Board of Directors. If the Board of Directors fails to fix a time or place, the meeting shall be held at the principal office of the Corporation at a time as shall be fixed by the Secretary within the above limits.

Section 3.    Notice and Purpose of Meetings; Waiver.

Each shareholder of record entitled to vote at any meeting shall be given in person or by mail written or printed notice of the time and place, and in the case of special meetings, the purpose or purposes, of every meeting of the shareholders. This notice shall be delivered not less than 10 days, or in the case of a meeting at which directors shall be elected, not less than 20 days, nor more than 60 days before the meeting. If mailed, it should be directed to the shareholder at the address last shown on the books of the Corporation. No publication of the notice of meeting shall be required. A shareholder may waive the notice of meeting by attendance, either in person or by proxy, at the meeting, or by so stating in writing, either before or after the meeting. Attendance at a meeting for the express purpose of objecting that the meeting was not lawfully called or convened shall not, however, constitute a waiver of notice. Except where otherwise required by law, notice need not be given of any adjourned meeting of the shareholders.

Section 4.    Quorum.

Except as otherwise provided by law, a quorum at all meetings of shareholders shall consist of the holders of record of a majority of the shares entitled to vote present in person or by proxy.

Section 5.    Closing of Transfer Books; Record Date.

(a)	In order to determine the holders of record of the Corporation’s stock who are entitled to notice of meetings, to vote at a meeting or its adjournment, to receive payment of any dividend, or to make a determination of the shareholders of record for any other proper purpose, the Board of
Directors of the Corporation may order that the Stock Transfer Books be closed for a period not to exceed seventy days. If the purpose of this closing is to determine who is entitled to notice of a meeting and to vote at such meeting, the Stock Transfer Books shall be closed for at least thirty days preceding such meeting.

(b)	In lieu of closing the Stock Transfer Books, the Board of Directors may fix a date as the record date for the determination of shareholders. This date shall be no more than sixty days prior to the date of the action which requires the determination, nor, in the case of a shareholders’ meeting, shall it be less than thirty days in advance of such meeting.

(c)	If the Stock Transfer Books are not closed and no record date is fixed for the determination of the shareholders of record, the date of which notice of the meeting is mailed, or on which the resolution of the Board of Directors declaring a dividend is adopted, as the case may be, shall be the record date for the determination of shareholders.

(d)	When a determination of shareholders entitled to vote at any meeting has been made as provided in this section, except as otherwise provided by law, this determination shall apply to any adjournment of the meeting, except when the determination has been made by the closing of the
Stock Transfer Books and the stated period of closing has expired.

Section 6. Presiding Officer; Order of Business.

(a)	Meetings of the shareholders shall be presided over by the Chairman of the Board, or, if he or she is not present, by the Chief Executive Officer, or if he or she is not present, by the President, or if he or she is not present, by a Vice-President, or if neither the Chairman of the Board nor the Chief Executive Officer nor the President nor a Vice-President is present, by a chairman to be chosen by a majority of the shareholders entitled to vote at the meeting who are present in person or by proxy. The Secretary of the Corporation, or, in her or his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the shareholders present at the meeting shall choose any person present to act as secretary of the meeting.

(b)	Unless otherwise determined by the presiding officer, the order of business shall be as follows:

	1.	Call of meeting to order.
	2.	Proof of notice of meeting.
	3.	Reading of minutes of previous annual meeting.
	4.	Reports of officers.
	5.	Reports of committees.
	6.	Election of directors.
	7.	Miscellaneous business.

Section 7. Voting.

(a)	Each shareholder of the Corporation entitled to vote at the meeting shall have, as to each matter submitted to a vote, one vote in person or by proxy for each share of stock having voting rights registered in his or her name on the books of the Corporation. A shareholder may vote his or her shares through a proxy appointed by a written instrument signed by the shareholder or by a duly authorized attorney-in-fact and delivered to the secretary of the meeting. No proxy shall be valid after three months from the date of its execution unless a longer period is expressly provided.

(b)	A majority vote of those shares entitled to vote and represented at the meeting, a quorum being present, shall be the act of the meeting except that in electing directors a plurality of the votes cast shall elect.

(c)	At all elections of directors, the voting shall be by ballot.

Section 8. List of Shareholders.

(a)	A complete list of the shareholders of the Corporation entitled to vote at the ensuing meeting, arranged in alphabetical order, and showing the address of, and number of shares owned by, each shareholder shall be prepared by the Secretary, or other officer of the Corporation having charge of the Stock Transfer Books. This list shall be kept on file for a period of at least ten days prior to the meeting at the principal office of the Corporation and shall be subject to inspection during the usual business hours of such period by any shareholder. This list shall also be available at the meeting and shall be open to inspection by any shareholder at any time during the meeting.

(b)	The original Stock Transfer Books shall be prima facie evidence as to who are the shareholders entitled to examine the list or to vote at any meeting of the shareholders.

(c) Failure to comply with the requirements of this section shall not affect the validity of any action taken at any meetings of the shareholders.

ARTICLE III. DIRECTORS.

Section 1. Number, Qualification, Term, Quorum, and Vacancies.

(a) The property, affairs and business of the Corporation shall be managed by a Board of Directors of one person, provided the number of directors may be increased or decreased from time to time by resolution of the Board of Directors. Except as otherwise provided in these Bylaws, directors will be elected at the annual meeting of the shareholders and each director shall serve for one year and/or until his or her successor shall be elected and qualify.

(b) Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors, but only for a term of office continuing until the next election of directors by the shareholders and until the election and qualification of the successor. The number of directors shall never be less than one.

(c) Directors need not be shareholders of the Corporation.

(d) A majority of the directors in office shall be necessary to constitute a quorum for the transaction of business. If, at any meeting of the Board of Directors, there shall be less than a quorum present, a majority of those present may adjourn the meeting, without further notice, from time to time until a quorum shall have been obtained. In case there are vacancies on the Board of
Directors, other than vacancies created by the removal of a director or directors by the shareholders or by an increase in the number of directors, the remaining directors, although less than a quorum, may by a majority vote elect a successor or successors for the unexpired term or terms.

Section 2. Meetings.

Meetings of the Board of Directors may be held either within or without the State of Georgia. Meetings of the Board of Directors shall be held at those times as are fixed from time to time by resolution of the
Board. Special meetings may be held at any time upon call of the Chairman of the Board, the Chief Executive Officer, the President, or a Vice-President, or a majority of directors, upon at least two days’
notice. A meeting of the Board of Directors may be held without notice immediately following the annual meeting of the shareholders. Notice need not be given of regular meetings of the Board of
Directors held at times fixed by resolution of the Board of Directors nor need notice be given of adjourned meetings. Meetings may be held at any time without notice if all the directors are present or if, before the meeting, those not present waive such notice in writing. Notice of a meeting of the Board of Directors need not state the purpose of, nor the business to be transacted at, any meeting.

Section 3. Removal.

(a) At any meeting of the shareholders, any director or directors may be removed from office, without assignment of any reason, by a majority vote of the shares or class of shares, as the case, may be, which elected the director or directors to be removed, provided, however, that if less than all the directors are to be removed, no individual director shall be removed if the number of votes cast against her or his removal would be sufficient, if cumulatively voted at an election of the entire board, to elect one or more directors.

(b) When any director or directors are removed, new directors may be elected at the same meeting of the shareholders for the unexpired term of the director or directors removed. If the shareholders fail to elect persons to fill the unexpired term or terms of the director or directors removed, these unexpired terms shall be considered vacancies on the board to be filled by the remaining directors.

(c) Notice for a shareholder meeting at which a vote to remove a director or directors is to be taken must state that the purpose or one of the purposes of the meeting is the removal of a director or directors.

Section 4. Indemnification.

(a) Except as otherwise provided by applicable law or the Articles of Incorporation, the Corporation shall indemnify and advance expenses to each of its directors and officers, whether or not then in service as such and his or her executor, administrator and heirs, against all liabilities (including expenses) for which the individual may be liable because he or she is or was a director or officer of the Corporation.

(b) The foregoing right of indemnification and advancement of expenses shall be in addition to, and not exclusive of, all other rights to that which such director or officer may be entitled.

Section 5. Compensation.

Directors, and members of any committee of the Board of Directors, shall be entitled to any reasonable compensation for their services as directors and members of any committee as shall be fixed from time to time by resolution of the Board of Directors, and shall also be entitled to reimbursement for any reasonable expense incurred in attending meetings of the Board of Directors. The compensation of directors may be on any basis as determined in the resolution of the Board of Directors. Any director receiving compensation under this provision shall not be barred from serving the Corporation in any other capacity and receiving reasonable compensation for such other services.

Section 6. Committees.

(a) The Board of Directors, by a resolution or resolutions adopted by a majority of the members of the whole Board, may appoint an Executive Committee, an Audit Committee, and any other committees as it may deem appropriate. Each committee shall consist of at least one member of the Board of Directors. Each committee shall have and may exercise any and all powers as are conferred or authorized by the resolution appointing it. A majority of each committee may determine its action and may fix the time and place of its meetings, unless provided otherwise by the Board of Directors. The Board of Directors shall have the power at any time to fill vacancies in, to change the size of membership of, and to discharge any committee.

(b) Each committee shall keep a written record of its acts and proceedings and shall submit that record to the Board of Directors at each regular meeting and at any other times as requested by the Board of Directors. Failure to submit the record, or failure of the Board to approve any action indicated therein will not, however, invalidate the action to the extent it has been carried out by the Corporation prior to the time the record of such action was, or should have been, submitted to the Board of Directors as provided.

Section 7. Dividends.

Subject always to the provisions of law and the Articles of Incorporation, the Board of Directors shall have full power to determine whether any, and, if so, what part, of the funds legally available for the payment of dividends shall be declared in dividends and paid to the shareholders of the Corporation. The Board of Directors may fix a sum which may be set aside or reserved over and above the paid-in capital of the Corporation for working capital or as a reserve for any proper purpose, and from time to time may increase, diminish, and vary this fund in the Board’s absolute judgment and discretion.

ARTICLE IV. OFFICERS.

Section 1. Number.

The principal officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice-Presidents, a Treasurer, and a Secretary, and the Corporation may have one or more Assistant Treasurers and Assistant Secretaries. In addition, there may be such subordinate officers as the Board of Directors or President may deem necessary. Any person may hold more than one office.

Section 2. Term of Office.

The principal officers shall be chosen annually by the Board of Directors at the first meeting of the Board following the shareholders’ annual meeting, or as soon as is conveniently possible. The Subordinate officers may be appointed from time to time by the Board of Directors or by the President, as provided in these Bylaws. Each officer shall serve until his or her successor shall have been chosen and qualified, or until his earlier death, resignation, or removal.

Section 3. Removal.

Any officer may be removed from office with or without cause, at any time by the affirmative vote of a majority of the members of the Board of Directors then in office. . In addition, the subordinate officers may be removed as provided in Section 5(c) of this Article IV. Such removal shall not prejudice the contract rights, if any, of the person so removed.

Section 4. Vacancies.

Any vacancy in any office from any cause may be filled for the unexpired portion of the term by the Board of Directors.

Section 5. Duties.

(a) The Chairman of the Board shall preside at all meetings of the shareholders and the Board of Directors. Except where, by law, the signature of the President is required, the Chairman shall possess the same Power as the President to sign all certificates, contracts, and other instruments of the Corporation which may be authorized by the Board of Directors.

(b) The Chief Executive Officer shall be responsible for the general active management of the business of the corporation, and in the absence of the Chairman of the Board, shall preside at all meetings of the shareholders and the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

(c) The President, in the absence of both the Chairman of the Board and the Chief Executive Officer, shall preside at all meetings of the shareholders and the Board of Directors. She or he shall have general supervision of the affairs of the Corporation, shall sign or countersign all certificates,

contracts, or other instruments of the Corporation as authorized by the Board of Directors, shall make reports to the Board of Directors and shareholders, and shall perform any and all other duties as are incident to her or his office, or are properly required of him or her by the Board of Directors. The President shall also have the power to appoint and, except as otherwise provided by the resolution of the Board of Directors, terminate the appointment of all such subordinate officers, agents, clerks and other employees as he or she may find necessary to transact the business of the Corporation, and shall have the right to prescribe their duties and powers, to fix their compensation and to delegate power to them.

(d)	The Vice-Presidents, in the order designated by the Board of Directors, shall exercise the functions of the President during the absence or disability of the President. Each Vice President shall have any other duties as are assigned from time to time by the Board of Directors.

(e)	The Secretary and the Treasurer shall perform those duties as are incident to their offices, or are properly required of them by the Board of Directors, or are assigned to them by the Articles of
Incorporation or these Bylaws. The Assistant Secretaries, in the order of their seniority, shall, in the absence of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform any other duties as may be assigned by the Board of Directors.

(f)	Other subordinate officers appointed by the Board of Directors shall exercise any powers and perform any duties as may be delegated to them by the resolutions appointing them, or by subsequent resolutions adopted from time to time.

(g)	In case of the absence or disability of any officer of the Corporation and of any person authorized to act in his or her place during such period of absence or disability, the Board of Directors may from time to time delegate the powers and duties of that officer to any other officer, or any director, or any other person whom it may select.

(h)	The Board of Directors and the President shall have the power to appoint, at it, his or her discretion, such persons to serve as staff vice president, divisional other similar designation, to have such authority as is stated in the Bylaws or, if not inconsistent with the Bylaws, as specified in the appointment. Such persons shall not be officers or subordinate officers of the Corporation and shall retain such designations at the sole discretion of the Board of Directors and the President, either of whom may from time to time make or revoke such designations.

Section 6. Salaries.

The salaries of all officers of the Corporation shall be fixed by the Board of Directors. No officer shall be ineligible to receive such salary by reason of the fact that she or he is also a Director of the
Corporation and receiving compensation therefor.

ARTICLE V. CERTIFICATES OF STOCK.

Section 1. Form.

(a)	The interest of each shareholder of the Corporation shall be evidenced by certificates for shares of stock, certifying the number of shares represented thereby and in such form not inconsistent with the Articles of Incorporation as the Board of Directors may from time to time prescribe.

(b)	The certificates of stock shall be signed by the President or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer, and sealed with the seal of the corporation. This seal may be a facsimile, engraved or printed. Where any certificate is manually signed by a transfer agent or a transfer clerk and by a registrar, the signatures of the President, Vice-President,
Secretary, Assistant Secretary, or Treasurer upon that certificate may be facsimiles, engraved or printed. In case any officer who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be an officer before the certificate is issued, it may be issued by the corporation with the same effect as if that officer had not ceased to be so at the time of its issue.

Section 2. Subscriptions for Shares.

Unless the subscription agreement provides otherwise, subscriptions for shares, regardless of the time when they are made, shall be paid in full at the time of subscription, or in installments and at any periods as shall be specified by the Board of Directors. All calls for payments on subscriptions shall carry the same terms with regard to all shares of the same class.

Section 3. Transfers.

(a) Transfers of shares of the capital stock of the Corporation shall be made on the books of the Corporation only by the registered owner, or by his or her duly authorized attorney, with a transfer clerk or transfer agent appointed as provided in Section 5 of this Article of the Bylaws, and on surrender of the certificate or certificates for those shares properly endorsed with all taxes paid.

(b) The person in whose name shares of stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes. However, if any transfer of shares is made only for the purpose of furnishing collateral security, and that fact is made known to the Secretary of the Corporation, or to the Corporation’s transfer clerk or transfer agent, the entry of the transfer may record that fact.

Section 4. Lost, Destroyed, or Stolen Certificates.

No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed, or stolen except on production of evidence, satisfactory to the Board of
Directors, of that loss, destruction or theft, and, if the Board of Directors so requires, upon the furnishing of an indemnity bond in such amount (but not to exceed twice the value of the shares represented by the certificate) and with such terms and surety, if any, as the Board of Directors in its discretion may require.

Section 5. Transfer Agent and Registrar.

The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars, and may require all certificates for shares to bear the signature or signatures of any of them.

ARTICLE VI. CORPORATE ACTIONS.

Section 1. Deposits.

The Board of Directors shall select banks, trust companies, or other depositories in which all funds of the Corporation not otherwise employed shall, from time to time, be deposited to the credit of the
Corporation.

Section 2. Voting Securities Held by the Corporation.

Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend, act, and vote at any meeting of security holders of other corporations in which the Corporation may hold securities. At that meeting the President shall possess and may exercise any and all rights and powers incident to the ownership of those securities which the corporation might have possessed and exercised if it had been present. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

ARTICLE VII. CORPORATE SEAL.

The corporate seal of the Corporation shall be in a form approved by the Board of Directors.

ARTICLE VIII. AMENDMENT OF BYLAWS.

The Board of Directors shall have the power to amend, alter or repeal these Bylaws, and to adopt new Bylaws, from time to time, by an affirmative vote of a majority of the whole Board as then constituted, provided that notice of the proposal to make, alter, amend, or repeal the Bylaws was included in the notice of the directors’ meeting at which such action takes place. At the next shareholders’ meeting following any action by the Board of Directors, the shareholders, by a majority vote of those present and entitled to vote, shall have the power to alter or repeal Bylaws newly adopted by the Board of Directors, or to restore to their original status Bylaws which the Board may have altered or repealed, and the notice of such shareholders’ meeting shall include notice that the shareholders will be called on to ratify the action taken by the Board of Directors with regard to the Bylaws.

I hereby certify that the foregoing is a full, true and correct copy of the Bylaws of RARE Hospitality International, Inc., a corporation of the State of Georgia, as in effect on the date hereof.

WITNESS my hand and the seal of the corporation this 1st day of October, 2007.

_________________________
Name: William R. White, III
Title: President and Treasurer

(SEAL)

[Amended and Restated Bylaws]
         Attachment to Documents 5 & 6